UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2025

NCL CORPORATION LTD.

(Exact name of Registrant as Specified in its Charter)

Bermuda	333-128780	20-0470163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7665 Corporate Center Drive, Miami, Florida 33126

(Address of Principal Executive Offices

(305) 436-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 11, 2025, NCL Corporation Ltd. (“NCLC”), a subsidiary of Norwegian Cruise Line Holdings Ltd. (“NCLH”), closed its previously announced private offering (the “Exchangeable Notes Offering”) of $1,407.0 million aggregate principal amount of 0.750% exchangeable senior notes due 2030 (the “Exchangeable Notes”), which includes $107.0 million aggregate principal amount of Exchangeable Notes issued in connection with the initial purchasers’ full exercise of their option to acquire additional Exchangeable Notes. The Exchangeable Notes were issued pursuant to an indenture, dated September 11, 2025, by and among NCLC, as issuer, NCLH, as guarantor, and U.S. Bank Trust Company, National Association, as trustee (the “Exchangeable Notes Indenture”). The Exchangeable Notes will be guaranteed by NCLH on a senior unsecured basis.

In connection with the Exchangeable Notes Offering, NCLC received gross proceeds of $1,407.0 million and net proceeds, after deducting the initial purchasers’ discount but before deducting estimated fees and expenses, of approximately $1,381.4 million. NCLC used the net proceeds from the Exchangeable Notes Offering, together with the proceeds from the registered direct offering by NCLH of 3,313,868 ordinary shares at a price of $24.53 per share (the “Equity Offering”) and cash on hand, to repurchase (the “Repurchases”) (through its agent) approximately $958.0 million aggregate principal amount of its 1.125% exchangeable senior notes due 2027 (the “2027 1.125% Exchangeable Notes”) for approximately $1,009.5 million and approximately $449.0 million aggregate principal amount of its 2.50% exchangeable senior notes due 2027 (collectively with the 2027 1.125% Exchangeable Notes, the “2027 Exchangeable Notes”) for approximately $480.5 million, plus, in each case, accrued and unpaid interest thereon to, but excluding, the repurchase date.

Interest on the Exchangeable Notes will accrue from September 11, 2025 and is payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2026, at a rate of 0.750% per year. The Exchangeable Notes will mature on September 15, 2030 (the “Exchangeable Notes Maturity Date”) unless earlier exchanged, redeemed or repurchased.

Holders may exchange all or a portion of the Exchangeable Notes at the holder’s option (i) at any time prior to the close of business on the business day immediately preceding March 15, 2030, subject to the satisfaction of certain conditions and during certain periods, and (ii) on or after March 15, 2030 until the close of business on the business day immediately preceding the Exchangeable Notes Maturity Date, regardless of whether such conditions have been met. Upon exchange of the Exchangeable Notes, NCLC will satisfy its exchange obligation by paying cash up to the aggregate principal amount of the Exchangeable Notes to be exchanged and paying or delivering, as the case may be, cash, ordinary shares of NCLH (“ordinary shares”) or a combination of cash and ordinary shares, at NCLC’s election, in respect of the remainder, if any, of NCLC’s exchange obligation in excess of the aggregate principal amount of the Exchangeable Notes to be exchanged. The initial exchange rate per $1,000 principal amount of Exchangeable Notes is 29.1189 ordinary shares, which is equivalent to an initial exchange price of approximately $34.34 per ordinary share, subject to adjustment in certain circumstances. The initial exchange price represents a premium of approximately 40.0% above the offering price in the Equity Offering.

On or after September 20, 2028, NCLC may redeem for cash all or part of the Exchangeable Notes, at its option, if the last reported sale price of ordinary shares has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which NCLC provides notice of an optional redemption at a redemption price equal to 100% of the principal amount of the Exchangeable Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the optional redemption date. If NCLC elects to redeem fewer than all of the outstanding Exchangeable Notes, at least $150.0 million aggregate principal amount of Exchangeable Notes must be outstanding and not subject to optional redemption as of the relevant optional redemption date. NCLC may also redeem the Exchangeable Notes, in whole but not in part, following the occurrence of certain tax law changes at a redemption price equal to 100% of the principal amount of the Exchangeable Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Upon the occurrence of a “fundamental change,” which term includes certain change of control transactions, NCLC must offer to repurchase the Exchangeable Notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase. In addition, if certain corporate events occur prior to the Exchangeable Notes Maturity Date or if NCLC delivers a notice of tax redemption or notice of optional redemption, NCLC will, in certain circumstances, increase the exchange rate for a holder who elects to exchange its Exchangeable Notes in connection with such corporate event, notice of tax redemption or notice of optional redemption, as the case may be.

The Exchangeable Notes Indenture contains customary covenants and events of default.

The foregoing summary of the Exchangeable Notes Indenture and the Exchangeable Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchangeable Notes Indenture and form of Exchangeable Note, which are attached as Exhibit 4.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 8.01 Other Events.

On September 9, 2025, NCLC issued a press release announcing the pricing of the Exchangeable Notes Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated September 11, 2025, by and among NCL Corporation Ltd., as issuer, Norwegian Cruise Line Holdings Ltd., as guarantor, and U.S. Bank Trust Company, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to Norwegian Cruise Line Holdings Ltd.’s Form 8-K filed on September 11, 2025 (File No. 001-35784)).
99.1	Press Release of NCL Corporation Ltd. relating to the pricing of the Exchangeable Notes Offering, dated September 9, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, NCL Corporation Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 11, 2025

NCL CORPORATION LTD.

By:	/s/ Mark A. Kempa
Name: Mark A. Kempa
Title: Executive Vice President and Chief Financial Officer